                               POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5

     KNOW ALL BY THESE PRESENTS, that each of the undersigned severally hereby constitutes and appoints each of Kenneth Meister, Ryan Cahill, Scott Zimmerman and Melanie Lorenzo, his or her true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned Forms 3, 4 and/or 5, and amendments thereto relating to Evanston Alternative Opportunities Fund in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
     amended, and the rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form 3,
     4 or 5, or amendment thereto, and the filing of such Form with the United
     States Securities and Exchange Commission and any other authority, including preparing, executing and filing Form ID with the Commission in connection therewith; and

(3)  take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
     fact may approve in his or her discretion.

     Each of the undersigned severally hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each foregoing attorney-in-
fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

     This Power of Attorney shall expire with respect to any of the undersigned when such undersigned ceases to be required to file Forms 3, 4 and/or 5 with the
United States Securities and Exchange Commission or any other authority.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13 day of February, 2014.

Signature:  /s/ David Wagner               Signature:  /s/ Don Fehrs
            ----------------                           -------------
Name:      David Wagner                   Name:       Don Fehrs

Signature:  /s/ Adam Blitz                 Signature:  /s/ Kristen VanGelder
            --------------                             ---------------------
Name:      Adam Blitz                     Name:       Kristen VanGelder